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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement and related Prospectus pertaining to Engineering Animation, Inc., of our report on Technology Company Ventures, L.L.C. dated October 14, 1997 included in the Engineering Animation, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this Amendment No. 1 to Registration Statement and related Prospectus.


                                          ARTHUR ANDERSEN LLP


Portland, Oregon,
March 16, 1998